EXHIBIT 99.1

Contact:	Michael S. Kass
Executive Vice President
(310) 914-0200

     Certron Corporation (“CRTN”) announced today that the proposed merger of Certron Acquisition Corp., a wholly owned subsidiary of Certron Corporation, with and into Cybrdi, Inc. was approved at a special meeting of shareholders of Certron Corporation held today. Upon consummation of the merger transaction, Cybrdi, Inc. will become a wholly owned subsidiary of Certron and the stockholders of Cybrdi, Inc. will own approximately 93.8% of the Common Stock of Certron Corporation. Although the date for consummation of the merger has not yet been determined, Certron anticipates that, subject to the satisfaction or waiver of certain closing conditions, the merger transaction will close on or before February 11, 2005. In addition, the shareholders approved an amendment to Certron’s articles of incorporation increasing the authorized capital stock of Certron and, subject to consummation of the merger, an amendment to change Certron’s corporate name to Cybrdi, Inc., which latter amendment will be effected following the merger.

     The foregoing statements are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Factors which could cause actual results to differ include the failure to consummate the merger transaction.